                         CONSENT OF INDEPENDENT AUDITORS

As independent certified public accountant of Seaview Video Technology, Inc., I hereby consent to the reference to my firm under the caption "Experts" and to the use of my report dated April 9, 2001 in the Registration Statement (Form
SB-2) filed with the Securities and Exchange Commission.

By: /s/ Carol McAtee, CPA
    ---------------------
St. Petersburg, Florida
September 27, 2002